Exhibit 12(b)

Certification Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

John C. Mahler, Jr., President, and Susan G. Leber, Director, Treasurer and Principal Financial Officer of W.P. Stewart & Co. Growth Fund, Inc. (the “Fund”), with respect to the Form N-CSR for the period ended 12/31/06, as filed with the Securities and Exchange Commission, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

1. The N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date:	March 9, 2007

By:	/s/ John C. Mahler, Jr. John C. Mahler, Jr. President W. P. Stewart & Co. Growth Fund, Inc.

By:	/s/ Susan G. Leber Susan G. Leber Director, Treasurer and Principal Financial Officer W. P. Stewart & Co. Growth Fund, Inc.

A signed original of this written statement required by 906, or other document authentication, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by 906, has been provided to Fund and will be retained by Fund and furnished to the Securities and Exchange Commission or its staff upon request.